Exhibit 10.31

CEVA, INC. 2011 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD - FOR ISRAELI RESIDENT

DIRECTORS

Director’s Name and Address:

You (the “Director”) have been granted Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award For Israeli Resident Directors (the “Notice”), the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), the Israeli Sub-Plan of the Plan (the “Sub-Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms defined in the Plan and the Sub-Plan shall have the same defined meanings in this Notice. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan or the Sub-Plan, the terms and provisions of this Notice shall prevail.

Date of Award

Vesting Commencement Date

Total Number of Restricted Stock Units Awarded (the “Units”)

Type of Award:

	✓	102 Capital Gains Track Option (with Trustee)

102 Ordinary Income Track Option (with Trustee)

102 Non-Trustee Option

3(i) Option

Other

Vesting Schedule:

Subject to the Director’s Continuous Service and other limitations set forth in this Notice, the Plan, the Sub-Plan and the Award Agreement, the Units will vest in accordance with the following schedule: 100% of the Units on the first anniversary of the Vesting Commencement Date.

For purposes of this Notice and the Award Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date of termination of the Director’s Continuous Status as a Director for any reason, including death or Disability. In the event of termination of the Director’s Continuous Status as a Director for any reason, including death or Disability, any unvested Units held by the Director immediately upon such termination of the Director’s Continuous Status as a Director shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Director.

IN WITNESS WHEREOF, the Company and the Director have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, the Sub-Plan and the Award Agreement.

CEVA, Inc.,
a Delaware corporation

By:

Title:

THE DIRECTOR ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE DIRECTOR’S CONTINUOUS STATUS AS A DIRECTOR (NOT THROUGH BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). THE DIRECTOR FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AWARD AGREEMENT, THE PLAN OR THE SUB-PLAN SHALL CONFER UPON THE DIRECTOR ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE DIRECTOR’S SERVICE ON THE BOARD, NOR SHALL IT INTERFERE IN ANY WAY WITH THE DIRECTOR’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE DIRECTOR PROVIDES SERVICES TO TERMINATE THE DIRECTOR’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

The Director acknowledges receipt of a copy of the Plan, the Sub-Plan and the Award Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Director has reviewed this Notice, the Plan, the Sub-Plan, and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Sub-Plan and the Award Agreement. The Director hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, the Sub-Plan and the Award Agreement shall be resolved by the Administrator in accordance with Section 8 of the Award Agreement. The Director further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Award Agreement. The Director further agrees to notify the Company upon any change in the residence address indicated in this Notice.

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To the extent an Approved 102 Option, as defined below, is designated above, the Director declares and acknowledges: (i) that he or she fully understand that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the Award specified in this Notice and to him or her; and (ii) that he or she understands the provisions of Section 102, the tax track chosen and the implications thereof. In addition, the terms of the Award shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Director (the “Trust Agreement”), as well as the requirements of the Israeli Income Tax Commissioner. The grant of the Award is conditioned upon the Director signing all documents requested by the Company, the Employer or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Director’s review, during normal working hours, at Company’s offices.

Dated:	Signed:
Director

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Award Number:

CEVA, INC. 2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT-

FOR ISRAELI RESIDENT GRANTEES

1. Grant of Restricted Stock Units. CEVA, Inc., a Delaware corporation (the “Company”), hereby grants to the Director (the “Director”) named in the Notice of Restricted Stock Unit Award for Israeli Resident Directors (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”) subject to the terms and provisions of the Notice, this Award Agreement for Israeli Resident Directors (the “Award Agreement”), the Company’s 2011 Stock Incentive Plan (the “Plan”), as amended from time to time and the Israeli Sub-Plan of the Plan (the “Sub-Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan, the Sub-Plan and the Notice shall have the same defined meanings in this Award Agreement.

2. Conversion of Units and Issuance of Shares.

(a) General. Subject to Sections 2(b) and 2(c), one share of common stock of the Company (the “Common Stock”) shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Director after satisfaction of any required tax or other withholding obligations, or, in the case of Approved 102 Option, to the Trustee. Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Director or, in the case of Approved 102 Option, to the Trustee no later than March 15th of the year following the calendar year in which the Award vests.

(b) Delay of Conversion. The conversion of the Units into the Shares under Section 2(a) above may be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Laws. If the conversion of the Units into the Shares is delayed by the provisions of this Section 2(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Laws. For purposes of this Section 2(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code of 1986, as amended (the “Code”), is not considered a violation of Applicable Laws.

(c) Delay of Issuance of Shares. The Company shall delay the delivery of any Shares under this Section 2 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Director would otherwise be entitled during the six (6) month period following the date of the Director’s termination of Continuous Service will be delivered on the first business day following the expiration of such six (6) month period.

3. Taxes.

(a) Tax Liability. The Director is ultimately liable and responsible for all taxes owed by the Director in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant or vesting, or delivery of Shares under, the Award or the subsequent sale of Shares acquired under the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Director’s tax liability. No Shares will be delivered to the Director or other person under the Award until the Director or other person has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax, employment tax and any other withholding obligations.

(b) Payment of Withholding Taxes. No Shares will be delivered to the Director or other person under the Award until the Director or other person has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Director incident to the receipt of Shares. Upon vesting or settlement of the Award, the Company, Employer or the Trustee, as applicable, may offset or withhold (from any amount owed by the Company or the Employer to the Director) or collect from the Director or other person an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Director agrees indemnify the Company, the Employer or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, as applicable, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Director, and to pay them the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company, the Employer or the Trustee to do so, whether or not the Director is an employee of the Company and/or the Employer at that time.

(c) Tax Consultation. The Director is advised to consult with a tax advisor with respect to the tax consequences of receiving or converting Units hereunder. The Company and/or the Employer do not assume any responsibility to advise the Director on such matters, which shall remain solely the responsibility of the Director.

4. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution and may be converted during the lifetime of the Director only by the Director. With respect to any Units granted under the provisions of Section 102 of the Ordinance, Shares resulting from their conversion and any additional rights, including bonus shares that may be distributed to the Director in connection with the Units (the “Additional Rights”), which will be allocated to the Trustee on behalf of the Director according to the provisions of Section 102 of the Ordinance and the Rules (the “Approved 102 Option”), a Director shall not sell, assign, transfer, give as a collateral or any right that would be given to any third party or release from trust any Share received upon the conversion of an Approved 102

Option and/or any Additional Right, until at least the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Director. At the end of the Holding Period, the Units, Shares or any Additional Rights may be transferred to the Director upon his demand, but only under the condition that the tax due in accordance with Section 102 and the Rules is paid to the satisfaction of the Trustee and the Company. With respect to an Unit granted pursuant to Section 102(c) of the Ordinance, including Additional Rights in respect thereof, if the Director ceases to be employed by the Employer, the Director shall extend to the Company and/or the Employer a security or guarantee for the payment of tax (including social security taxes and health insurance taxes) due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules.

5. Right to Shares. The Director shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Director or, in the case of Approved 102 Option, to the Trustee.

6. Entire Agreement: Governing Law. The Notice, the Plan, the Sub-Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Director with respect to the subject matter hereof, and may not be modified adversely to the Director’s interest except by means of a writing signed by the Company and the Director. Nothing in the Notice, the Plan, the Sub-Plan and this Award Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the Sub-Plan and this Award Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, provided that that the tax treatment and the tax rules and regulations applying hereto shall be the Ordinance and Rules or the Code, as applicable. Should any provision of the Notice, the Plan, the Sub-Plan or this Award Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

7. Construction. The captions used in the Notice and this Award Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Award Agreement shall be submitted by the Director or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9. Venue and Waiver of Jury Trial. The Company, the Director, and the Director’s assignees pursuant to Section 4 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Award Agreement shall be brought in the United States District Court in the State of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

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